                                                                      EXHIBIT 11

VARCO INTERNATIONAL, INC.
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                          Three Months   Six Months
                                                            Ended          Ended
                                                         June 30 1997   June 30 1997
                                                         ---------------------------
A.  CALCULATION OF ADJUSTED EARNINGS

    Net Income After Tax                                  $10,770,000     $18,154,000

                                                                                         Average
                                                                         Total Number     Number     Stock Option   Shares Used
                                                          Number of    of Shares after  of Shares     Equivalent   To Calculate
                                                             Days         Weighing     Outstanding      Shares         EPS
                                                         --------------------------------------------------------------------------
B. CALCULATION OF AVERAGE SHARES OUTSTANDING

   Common Stock Outstanding from time-to-time during:

    Three Months Ended June 30, 1997                       91         2,888,238,692     31,738,887      839,089     32,577,976
    Six Months Ended June 30, 1997                        181         5,734,623,938     31,683,005      839,089     32,522,094


C. CALCULATION OF EARNINGS PER SHARE

    Income Per Share =          Net Income After Tax
                             ---------------------------
                              Total Shares Outstanding

    Income Per Share =

      Three Months Ended June 30, 1997          10,770,000         =         $0.33
                                             -------------
                                                32,577,976

      Six Months Ended June 30, 1997            18,154,000         =         $0.56
                                             -------------
                                                32,522,094

                                                                      EXHIBIT 11

VARCO INTERNATIONAL, INC.
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                         Three Months   Six Months
                                                            Ended          Ended
                                                         June 30 1996   June 30 1996
                                                         ---------------------------
A.  CALCULATION OF ADJUSTED EARNINGS

    Net Income After Tax                                  $5,679,000     $8,707,000

                                                                                          Average
                                                                         Total Number     Number      Stock Option   Shares Used
                                                          Number of    of Shares after   of Shares     Equivalent   To Calculate
                                                             Days         Weighing      Outstanding      Shares         EPS
                                                         --------------------------------------------------------------------------
B. CALCULATION OF AVERAGE SHARES OUTSTANDING

   Common Stock Outstanding from time-to-time during:

    Three Months Ended June 30, 1996                       91         2,795,307,505     30,717,665      729,844     31,447,509
    Six Months Ended June 30, 1996                        182         5,542,820,025     30,455,055      729,844     31,184,899

C. CALCULATION OF EARNINGS PER SHARE

    Income Per Share =          Net Income After Tax
                             ---------------------------
                              Total Shares Outstanding


    Income Per Share =

      Three Months Ended June 30, 1996           5,679,000         =         $0.18
                                             -------------
                                                31,447,509

      Six Months Ended June 30, 1996             8,707,000         =         $0.28
                                             -------------
                                                31,184,899

                                       2